Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Closes 5-Year Investment Grade Notes Offering Totaling $200.0 Million

4.50% Institutional Notes Due March 2026 Initially Assigned BBB by DBRS, Inc.

MENLO PARK, Calif., March 1, 2021 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced the closing of a private notes offering totaling $200.0 million in aggregate principal amount of 4.50% Notes due March 2026 (the “Notes”).

“Since our initial public offering, we have made significant progress building out a robust and diversified balance sheet, which is a testament to our differentiated approach and track record,” said Sajal Srivastava, president and chief investment officer of TPVG. “With the closing of our second investment grade notes offering, combined with our recent success extending and expanding our revolving credit facility, we have lowered our cost of capital, expanded our liquidity position and broadened our funding sources. We appreciate the strong support from a growing group of investors and an expanded banking group.”

The Notes are unsecured and bear an interest rate of 4.50% per year, payable semiannually, will mature on March 1, 2026, and may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a premium.

The Company intends to use the net proceeds from this offering to redeem all of its outstanding 5.75% fixed-rate notes due 2022 ($74.75 million in aggregate principal amount) and to use the remaining proceeds to repay a portion of the outstanding borrowings under its $350.0 million revolving credit facility, to fund investments in accordance with its investment objectives and for other general corporate purposes.

Goldman Sachs & Co. LLC was the sole placement agent of this offering.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service.  For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about the TriplePoint Capital, visit https://www.triplepointcapital.com.

FORWARD-LOOKING STATEMENTS

Certain statements included herein constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future events, performance, condition or results and involve a number of risks and uncertainties. Actual events, performance, condition or results, including the use of proceeds from the offering of the Notes, may differ from those described herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual events, performance, condition or results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding current market volatility and access to capital, and other factors the Company identifies from time to time in its filings with the SEC. Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The Company undertakes no duty to update any forward-looking statements made herein, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS AND MEDIA CONTACT

The IGB Group

Leon Berman

212-477-8438

lberman@igbir.com